Everett Jolly hosts Seamus Lagan, President and CEO of Rennova Health, Inc. on Uptick Newswire’s “Stock Day” Podcast for continued 2018 Operational Update

WEST PALM BEACH, Fla. (May 2, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that recently announced the acquisition of its second Rural Hospital, announces follow up interview of CEO Seamus Lagan, on Uptick Newswire’s “Stock Day” podcast with Everett Jolly to discuss the progress of taking ownership of the Company’s second rural hospital and what it hopes to achieve this year.

“You and your management team have been working diligently on taking ownership of your second hospital which is in Jamestown, Tennessee,” commented Jolly. “Where are you at in that process?”

“Our target was May 1st but we have pushed that back one month and will take ownership on June 1st,” said Lagan. “The transition of ownership is going exceptionally well but the transition of the many employees in Jamestown onto new benefit scheme etc took a little longer than expected. Our employees are key to the success of the hospital going forward and the extra month creates the opportunity to ensure employees have an enjoyable experience as they join the Rennova team. June 1st is now a fixed date and we are well on schedule to achieve that date.”

“I know management believes in building a company with a strong foundation,” continued Jolly. “What would be the right alignment of the stars to be confident you are on the track the Company is pursuing?”

“Completing this acquisition which includes ownership of a nearby physician’s practice and properly integrating and managing them to being cash flow positive and profitable is a key first step,” said Lagan. “If we can do that in the next three to six months and get to where we don’t need additional capital to cover overheads we can possibly exit 2018 looking for our next acquisition.”

To listen to the full interview please click here to the following link: https://upticknewswire.com/featured-interview-ceo-seamus-lagan-of-rennova-health-inc.-otcqb-rnva-3/

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

About Uptick Newswire and the “Stock Day Podcast”

Uptick Newswire is a private company reaching out to the masses keeping investors and shareholders up to date on company news and bringing transparency to the undervalued, undersold, micro-cap stocks of the market and is the sole producer of the Uptick Network “Stock Day” Podcast. The Uptick Network “Stock Day” Podcast is an extension of Uptick Newswire and has recently launched the Video Interview Studio located in Phoenix, Arizona with its new host Kathryn Donnelly.

Investors Hangout is a proud sponsor of Stock Day and Uptick Newswire encourages listeners to visit Rennova Health, Inc. message board on: https://investorshangout.com/Rennova-Health-Inc-RNVA-55629/

Source: Uptick Newswire